Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement under the Securities Act of 1933
(Form Type)

QNB Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Unit (2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (3)
Equity	Common Stock, par value $0.0625 per share (1)	457(c) and 457(h)	50,000 (4)	$43.38	$2,169,000	$138.10 per $1,000,000	$299.54
Total Offering Amounts					$2,169,000		$299.54
Total Fee Offsets (5)							-
Net Fee Due							$299.54

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers additional shares that may be offered or issued under the QNB Corp. 2026 Employee Stock Purchase Plan.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the registrant’s common stock on June 8, 2026.

(3)	Rounded up to the nearest penny.